Report of Independent Registered Public Accounting
Firm

To the Shareholders and Board of Trustees
of the Praxis Mutual Funds
In planning and performing our audits of the financial
statements of the Praxis Mutual Funds (the "Trust") as of
and for the year ended December 31, 2011, in
accordance with the standards of the Public Company
Accounting Oversight Board (United States), we
considered the Trust's internal control over financial
reporting, including controls over safeguarding
securities, as a basis for designing our auditing
procedures for the purpose of expressing our opinion
on the financial statements and to comply with the
requirements of Form N-SAR, but not for the purpose of
expressing an opinion on the effectiveness of the
Trust's internal control over financial reporting.
Accordingly, we express no such opinion.
The management of the Trust is responsible for
establishing and maintaining effective internal control
over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required
to assess the expected benefits and related costs of
controls. A trust's internal control over financial reporting is a process designed to provide reasonable assurance
regarding the reliability of financial reporting and the
preparation of financial statements for external
purposes in accordance with generally accepted
accounting principles. A trust's internal control over
financial reporting includes those policies and
procedures that (1) pertain to the maintenance of
records that, in reasonable detail, accurately and fairly
reflect the transactions and dispositions of the assets
of the trust; (2) provide reasonable assurance that
transactions are recorded as necessary to permit
preparation of financial statements in accordance with
generally accepted accounting principles, and that
receipts and expenditures of the trust are being made
only in accordance with authorizations of management
and trustees of the trust; and (3) provide reasonable
assurance regarding prevention or timely detection of
unauthorized acquisition, use or disposition of a trust's
assets that could have a material effect on the financial
statements.
Because of its inherent limitations, internal control over
financial reporting may not prevent or detect
misstatements. Also, projections of any evaluation of
effectiveness to future periods are subject to the risk
that controls may become inadequate because of
changes in conditions, or that the degree of compliance
with the policies or procedures may deteriorate.
A deficiency in internal control over financial reporting
exists when the design or operation of a control does
not allow management or employees, in the normal
course of performing their assigned functions, to
prevent or detect misstatements on a timely basis. A
material weakness is a deficiency, or a combination of
deficiencies, in internal control over financial reporting,
such that there is a reasonable possibility that a material
misstatement of the trust's annual or interim financial
statements will not be prevented or detected on a timely
basis.
Our consideration of the Trust's internal control over
financial reporting was for the limited purpose described
in the first paragraph and would not necessarily disclose
all deficiencies in internal control that might be material
weaknesses under standards established by the Public
Company Accounting Oversight Board (United States).
However, we noted no deficiencies in the Trust's internal
control over financial reporting and its operation,
including controls over safeguarding securities, that we
consider to be a material weakness as defined above as
of December 31, 2011.
This report is intended solely for the information and use
of management and the Board of Trustees of the Praxis
Mutual Funds and the Securities and Exchange
Commission and is not intended to be and should not
be used by anyone other than these specified parties.

/s/ Ernst & Young LLP

Cincinnati, Ohio
February 27, 2012